UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 12, 2015

THL Credit, Inc.

(Exact name of registrant as specified in its charter)

Delaware	814-00789	27-0344947
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

100 Federal Street, 31st Floor, Boston, MA 02110

(Address of principal executive offices)

Registrant’s telephone number, including area code (800) 450-4424

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	(d)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On June 12, 2015, upon the recommendation of the Governance Committee, the Board of Directors (the “Board”) of THL Credit, Inc. (the “Company”) approved the appointment of Deborah McAneny as a director of the Company, with immediate effect.

In connection with the appointment, the Board approved expanding the size of the Board from eight to nine directors. Each of the Company’s directors hold office until the next annual meeting of stockholders (the “Annual Meeting”) or until his or her successor is duly elected and qualified or such director’s earlier resignation, death or removal. As a result, Ms. McAneny’s current term will expire at the 2016 Annual Meeting unless she is re-elected.

Ms. McAneny’s compensation will be consistent with that provided to all of the Company’s independent directors, as described in the Company’s proxy statement filed with the U.S. Securities and Exchange Commission.

There is no arrangement or understanding under which Ms. McAneny was appointed. There are no transactions involving Ms. McAneny requiring disclosure under Item 404(a) of Regulation S-K.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 12, 2015, the Company’s Board approved an amendment to the Company’s bylaws to make clarifying changes to reflect that the office of the Chairman of the Board is no longer deemed to be an officer of the Company. As a result, any reference to the office of the Chairman of the Board was removed from Sections 3.1 through 3.6 of the Company’s bylaws. A copy of the Company’s amendment to its bylaws is attached hereto as Exhibit 3.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.1	Amendment to Bylaws

99.1	Press Release, dated June 15, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

THL CREDIT, INC.

Date: June 15, 2015	By:	/S/ TERRENCE W. OLSON
	Name:	Terrence W. Olson
	Title:	Chief Financial Officer, Chief Operating Officer & Treasurer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amendment to Bylaws

99.1	Press Release, dated June 15, 2015